EXHIBIT 31.1

CERTIFICATIONS

I, Todd N. Smith, certify that:

1.	I have reviewed this Annual Report on Form 10‑K/A of Zyla Life Sciences; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

O

/s/ Todd N. Smith
Todd N. Smith
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

Dated: April 27, 2020